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                                                                   Exhibit 2.01





                          AGREEMENT AND PLAN OF MERGER


June 30, 1999

PARTIES

-        Salomon Smith Barney Holdings Inc., ("Mergeco"), a Delaware corporation

-        SSBHI Merger Company Inc. ("Surviveco"), a New York corporation

BACKGROUND

Mergeco and Surviveco desire to merge Mergeco into Surviveco with the results that

(i)      Surviveco be the surviving corporation;

(ii) each holder of capital stock of Mergeco will receive in exchange for each share of its capital stock an equivalent share of capital stock of Surviveco;

(iii) the sole shareholder of all the capital stock of Surviveco will have its shares (with the exception of any shares received pursuant to (ii) above) cancelled;

(iv) the certificate of incorporation of the surviving corporation will be amended as provided in this plan of merger, including changing the name of the surviving corporation to "Salomon Smith Barney Holdings Inc."


AGREEMENT AND PLAN OF MERGER

Section 1. Constituent corporations

The constituent corporations are Salomon Smith Barney Holdings Inc., a Delaware corporation ("Mergeco") and SSBHI Merger Company Inc., a New York corporation ("Surviveco").
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Surviveco is the surviving corporation.

Mergeco was incorporated March 14, 1960 in Delaware.

Surviveco was incorporated February 23, 1977 in New York.


Section 2. Capital Stock

The outstanding shares of capital stock of Mergeco consist of 1,000 shares of common stock having a par value of one cent ($.01) per share, all of which are entitled to vote.

The outstanding shares of capital stock of Surviveco consist of 10 shares of common stock having no par value, all of which are entitled to vote.

Section 3. Terms and conditions of Merger

(a) On July 1, 1999 (the "Effective Date") (as defined below), the separate existence of Mergeco shall cease and it shall be merged into Surviveco (the "Merger"). Surviveco shall (i) be the surviving corporation, (ii) continue to be governed by the laws of the State of New York and (iii) continue under the name "Salomon Smith Barney Holdings Inc."

(b) The by-laws of Mergeco as restated on the date hereof shall be the by-laws of the surviving corporation.

(c) The directors of Mergeco immediately prior to the Merger shall continue in office as directors of the surviving corporation after the Merger until their successors are elected and qualified. On the Effective Date, the directors and officers of Surviveco immediately prior to the merger shall cease to be directors and officers of the surviving corporation.

(d) The resolutions of the board of directors of Mergeco in existence prior to the Merger shall survive the Merger, and all the resolutions of Surviveco (except for those relating to the Merger) shall be revoked as of the Effective Date.


Section 4. Manner of converting shares.

(a) Each share of common stock of Mergeco issued and outstanding on the Effective Date shall on the Effective Date, without any action on the part of the holder of such share, become a fully paid and non-assessable share of common stock of the surviving corporation.

(b) Each share of capital stock of Surviveco issued and outstanding on the Effective Date
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     shall on and after the Effective Date, without any action on the part of the holder of such share, be cancelled and retired.

Section 5. Termination; amendments.

     At any time prior to the filing of a certificate of merger for the Merger with the Secretary of State of the State of New York, this agreement may be terminated by the board of directors of either constituent corporation notwithstanding approval of this Agreement by the stockholders of either or both of the constituent corporations.

Section 6. Certificate of incorporation

The certificate of incorporation of the surviving corporation shall be amended and restated to read in its entirety as follows:

--------------------------------------------------------------------------------

                                   FIRST: NAME

         The name of the corporation is Salomon Smith Barney Holdings Inc.


                                 SECOND: PURPOSE

         The corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Business Corporation Law (the BCL). The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.


                                  THIRD: OFFICE

         The office of the corporation is located in the City of New York, County of New York.


                             FOURTH: CAPITAL SHARES
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                  (a)      The corporation shall have the authority to issue
                           1,000 common shares, with a par value of one cent ($.01) per share and 10,000,000 preferred shares, with a par value of one dollar ($1.00) per share.

                  (b) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of New York, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                           (i) the number of shares constituting that series and the distinctive designation of that series.

                           (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

                           (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (iv) whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

                           (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (vii) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of any outstanding shares of the corporation;

                           (viii) the rights of the shares of that series in the event of voluntary or
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                           involuntary liquidation, dissolution or winding up of
                           the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                           (ix) any restrictions on transfers of shares of that series; and

                           (x) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

                  (c) Shares of any series of preferred shares that have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of preferred shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred shares to be created by resolution or resolutions of the board of directors or as part of any other series of preferred shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issue of any series of preferred shares.

                  (d) Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on outstanding shares of Common Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                  (e) Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                  (f) Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for
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                           the issue of any series of Preferred Stock, the
                           holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

                  (g) Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution.


                       FIFTH: AGENT FOR SERVICE OF PROCESS

         The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The post office address of the corporation to which the Secretary of State shall mail process against the corporation served upon the Secretary of State is Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, attention: General Counsel.


                           SIXTH: NO PREEMPTIVE RIGHTS

         Shareholders shall not be entitled to preemptive rights, directly or indirectly, in respect of any equity, voting, or other shares of the corporation.


                       SEVENTH: MANAGEMENT OF THE BUSINESS

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b)      The directors shall have concurrent power with the
                  shareholders
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                  to make, alter, amend, change, add to or repeat the By-Laws of the Corporation.

         (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         (d) A director may be removed, with or without cause, by a majority vote of the outstanding common shares.

         (e) The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         (f) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the BCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.


                               EIGHTH: AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and al rights conferred upon shareholders herein are granted subject to this reservation.


                   NINTH: LIMITATION OF LIABILITY OF DIRECTORS


         To the fullest extent permitted under section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision
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         shall not limit

         (a) the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated section 719 of the BCL, or

         (b) the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.





IN WITNESS WHEREOF, the undersigned have duly executed this Merger Agreement as of the 30th day of June, 1999.




SALOMON SMITH BARNEY HOLDINGS INC.


By: /s/ Michael A. Carpenter
   ------------------------------
   Name: Michael A. Carpenter
   Title Chairman and Chief Executive Officer



SSBHI MERGER COMPANY INC.


By: /s/ Michael A. Carpenter
   ------------------------------
   Name: Michael A. Carpenter
   Title Chairman and Chief Executive Officer